Exhibit 99.1


     California Pizza Kitchen Announces Financial Results for the
        Fourth Quarter and Fiscal Year Ended December 31, 2006

     Reiterates 2007 Guidance of $1.31 to $1.33 Per Diluted Share

    LOS ANGELES--(BUSINESS WIRE)--Feb. 15, 2007--California Pizza
Kitchen, Inc. (Nasdaq:CPKI) today reported revenues and net income for the fourth quarter and fiscal year ended December 31, 2006.

    Highlights for the fourth quarter of 2006 relative to the same quarter a year ago were as follows:

    --  Total revenues up approximately 16.4% to $146.0 million

    --  Comparable restaurant sales increase of 6.9%

    -- Net income of $3.7 million, or $0.19 per diluted share, including the effects of stock-based compensation expense and the October 6, 2005 lease accounting pronouncement

    Highlights for the fiscal year ended 2006 relative to the fiscal year ended 2005 were as follows:

    --  Total revenues up approximately 15.6% to $554.6 million

    --  Comparable restaurant sales increase of 5.9%

    -- Net income of $21.0 million, or $1.06 per diluted share, including the effects of stock-based compensation expense and the October 6, 2005 lease accounting pronouncement

    Rick Rosenfield and Larry Flax, co-CEOs of California Pizza Kitchen, Inc., stated, "Fiscal year 2006 marked another period of significant financial and strategic progress for California Pizza Kitchen. Despite a mixed economy, our full service comparable restaurant sales ranked among the best in the industry and we experienced record store volumes at our new restaurants. We credit the lifestyle component of our brand, a sustainable culture of service and our dedication to guest satisfaction and menu innovation. In combination, these efforts allow us to form lasting relationships with our core customers while adding thousands of new guests each year."

    Average weekly sales for the Company's 166 full service restaurants increased 4.9% to a record-setting $65,858 for the fourth quarter of 2006 compared to $62,801 for the same quarter last year.

    In the fourth quarter of 2006, the Company added nine full service restaurants and two CPK/ASAP restaurants. Full service restaurant openings included Foxwoods Resort Casino in Mashantucket, Connecticut; Boulder, Colorado; Hunt Valley, Maryland; Glendale, Wisconsin; Vista, California; Chula Vista, California; Estero, Florida; West Covina, California; and Honolulu, Hawaii. CPK/ASAP new openings included Elmhurst, New York and Sherman Oaks, California.

    Rosenfield and Flax continued, "In 2007, our domestic full service restaurants will continue to be our focus while we refine the ASAP brand over the next 12 to 18 months. In the meantime, our overall business continues to gather momentum and high-margin brand extensions have emerged as a significant opportunity. Specifically, as our announcement today illustrates, we've extended our domestic franchise agreement with HMSHost and strengthened our international footprint with a long-term franchise plan in Mexico and a letter of intent for South Korea. It's our agreement with Kraft that's currently the cornerstone of our licensing success as 2006 pretax income increased by approximately 82% to $3.7 million. We're excited to be developing other products with Kraft in the future which will continue to leverage our brand equity. In combination, these initiatives make CPK unique and add increasing value as we execute our development plan."

    The Company also updated guidance for fiscal 2007 based on the following assumptions:

    --  Restaurant revenue growth of approximately 18.0% to 20.0%

    --  Comparable restaurant sales growth of approximately 4.5% to
        5.5%

    --  16 to 18 new full service restaurants

    --  Four franchised locations

    --  Four new ASAP restaurants

    --  One new LA Food Show restaurant

    --  Earnings per diluted share of $1.31-$1.33

    For the first quarter of 2007, the Company expects to add two full service restaurants, one international location in Japan and has already opened two CPK/ASAP restaurants. These openings, together with a comparable restaurant sales increase of 3.0% to 4.0%, are expected to result in first quarter earnings per diluted share of $0.17-$0.19.

    California Pizza Kitchen, Inc., founded in 1985, is a leading casual dining chain. The Company's full service restaurants feature an imaginative line of hearth-baked pizzas, including the original BBQ Chicken Pizza, and a broad selection of distinctive pastas, salads, soups, appetizers and sandwiches. The average guest check is approximately $13.07. As of February 15, 2007 the Company operates, licenses or franchises 207 restaurants, of which 178 are company-owned and 29 operate under franchise or license agreements. The Company also has a licensing agreement with Kraft Pizza Company, which manufactures and distributes a line of California Pizza Kitchen premium frozen pizzas.

    California Pizza Kitchen, Inc. can be found on the internet at www.cpk.com.

    This release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include projections of earnings, revenue or other financial items, statements of the plans, strategies and objectives of management for future operations, statements concerning proposed new products or developments, statements regarding future economic conditions or performance, statements of belief and statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words "may," "will," "estimate," "intend," "continue," "believe," "expect," "anticipate" and similar words.

    Investors are cautioned that forward-looking statements are not guarantees of future performance and, therefore, undue reliance should not be placed on them. Our actual results may and will likely differ materially from the expectations referred to herein. Among the key factors that may have a direct bearing on our operating results, performance and financial condition are changing consumer preferences and demands, the execution of our expansion strategy, the continued availability of qualified employees and our management team, the maintenance of reasonable food and supply costs, our relationships with our distributors and numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. California Pizza Kitchen undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.




     Selected Unaudited Consolidated Financial and Operating Data
   (Dollars in thousands, except for per share and operating data)


                                  Quarter Ended        Year Ended
                               December  January   December  January
                                  31,        1,       31,        1,
                                 2006      2006      2006      2006
                               --------- --------- --------- ---------

Statement of Income:

Revenues:
  Restaurant sales             $143,972  $123,807  $547,968  $474,738
  Franchise and other revenues    1,999     1,559     6,633     4,861
                               --------- --------- --------- ---------
    Total revenues              145,971   125,366   554,601   479,599

Costs and expenses:
  Food, beverage and paper
   supplies                      35,686    31,274   135,848   118,480
  Labor (1)                      52,103    44,798   199,744   173,751
  Direct operating and
   occupancy                     29,460    24,122   108,558    92,827
                               --------- --------- --------- ---------
    Cost of sales               117,249   100,194   444,150   385,058

  General and administrative
   (2)                           10,670    12,388    43,320    36,298
  Depreciation and
   amortization                   8,061     6,875    29,489    25,440
  Pre-opening costs               4,419       993     6,964     4,051
  Loss on impairment of
   property and equipment             -         -         -     1,160
  Store closure costs               707      (618)      707       152
  Legal settlement reserve            -       600         -       600

                               --------- --------- --------- ---------
  Total costs and expenses      141,106   120,432   524,630   452,759

Operating income                  4,865     4,934    29,971    26,840

Other income (expense):
  Interest income                    52       163       718       739
  Other income                        -         -         -     1,105
  Equity in net loss of
   unconsolidated joint
   venture                            -         -         -       (22)
                               --------- --------- --------- ---------
    Total other income               52       163       718     1,822
                               --------- --------- --------- ---------

Income before income tax
 provision                        4,917     5,097    30,689    28,662
Income tax provision              1,186     1,619     9,689     9,172
                               --------- --------- --------- ---------
Net income                       $3,731    $3,478   $21,000   $19,490
                               ========= ========= ========= =========

Net income per common share:
  Basic                           $0.20     $0.18     $1.08     $1.01
  Diluted                         $0.19     $0.17     $1.06     $0.99

Shares used in computing net
 income per common share (in
 thousands):

  Basic                          19,061    19,503    19,412    19,379
  Diluted                        19,638    20,088    19,878    19,738

Operating Data:
Restaurants open at end of
 period                             205       188       205       188
Company-owned full service
 restaurants open at end of
 period                             166       151       166       151
Average weekly company-owned
 full service restaurant sales  $65,858   $62,801   $65,406   $62,383
18 month comparable company-
 owned restaurant sales
 increase                           6.9%      5.3%      5.9%      7.5%

----------------------------------------
(1) Labor expense for the three and twelve months ended December 31, 2006 includes approximately $210,000 and $917,000 of stock-based compensation, respectively, compared to none in the three and twelve months ended January 1, 2006, respectively.
(2) General and administrative expense for the three and twelve months ended December 31, 2006 includes approximately $1.1 million and $5.0 million of stock-based compensation, respectively, compared to $3.6 million in each of the three and twelve months ended January 1, 2006, respectively.






                            Quarter Ended            Year Ended
                       December 31, January 1, December 31, January 1,
                          2006        2006        2006        2006
                       ------------ ---------- ------------ ----------

Statement of Income
 Percentages (1):

Revenues:
  Restaurant sales            98.6%      98.8%        98.8%      99.0%
  Franchise and other
   revenues                    1.4%       1.2%         1.2%       1.0%
                       ------------ ---------- ------------ ----------
    Total revenues           100.0%     100.0%       100.0%     100.0%

Costs and expenses:
  Food, beverage and
   paper supplies             24.8%      25.3%        24.8%      25.0%
  Labor (2)                   36.2%      36.2%        36.5%      36.6%
  Direct operating and
   occupancy                  20.5%      19.5%        19.8%      19.6%
                       ------------ ---------- ------------ ----------
    Cost of sales             81.4%      80.9%        81.1%      81.1%

  General and
   administrative (3)          7.3%       9.9%         7.8%       7.6%
  Depreciation and
   amortization                5.5%       5.5%         5.3%       5.3%
  Pre-opening costs            3.0%       0.8%         1.3%       0.8%
  Loss on impairment
   of property and
   equipment                   0.0%       0.0%         0.0%       0.2%
  Store closure costs          0.5%      -0.5%         0.1%       0.0%
  Legal settlement
   reserve                     0.0%       0.5%         0.0%       0.1%

                       ------------ ---------- ------------ ----------
  Total costs and
   expenses                   96.7%      96.1%        94.6%      94.4%

Operating income               3.3%       3.9%         5.4%       5.6%

Other income
 (expense):
  Interest income              0.0%       0.1%         0.1%       0.2%
  Other income                 0.0%       0.0%         0.0%       0.2%
  Equity in net loss
   of unconsolidated
   joint venture               0.0%       0.0%         0.0%       0.0%
                       ------------ ---------- ------------ ----------
    Total other income         0.0%       0.1%         0.1%       0.4%
                       ------------ ---------- ------------ ----------

Income before income
 tax provision                 3.4%       4.1%         5.5%       6.0%
Income tax provision           0.8%       1.3%         1.7%       1.9%
                       ------------ ---------- ------------ ----------
Net income                     2.6%       2.8%         3.8%       4.1%
                       ============ ========== ============ ==========


(1) Percentages are expressed as a percentage of total revenues, except for cost of sales which is expressed as a percentage of restaurant sales.
(2) Labor percentage includes approximately 20 basis points of stock-based compensation in each of the three and twelve months ended December 31, 2006, respectively, compared to none in each of the three and twelve months ended January 1, 2006.
(3) General and administrative percentage includes approximately 80 and 90 basis points of stock-based compensation in the three and twelve months ended December 31, 2006, respectively, compared to 290 and 80 basis points in the three and twelve months ended January 1, 2006, respectively.





           Selected Consolidated Balance Sheet Information
                        (Dollars in thousands)


Selected Consolidated Balance Sheet            December 31, January 1,
 Information                                       2006        2006
                                               ------------ ----------

Cash and cash equivalents                           $8,187    $11,272
Marketable securities                                    -     11,408
Total assets                                       310,513    274,254
Stockholders' equity                               208,343    197,336





                    California Pizza Kitchen, Inc.
                            Units Summary


                  Total Units at                        Total Units at
                  --------------                        --------------
 Fourth Quarter     October 1,                           December 31,
  2006                 2006      Opened Acquired Closed      2006
 ---------------  -------------- ------ -------- ------ --------------
 Company-owned
  full service
  domestic                  158      9               1            166
 Company-owned
  ASAP domestic               7      2                              9
 Company-owned LA
  Food Show                   1                                     1
 Franchised
  domestic                   17                      1             16
 Franchised
  international              14                      1             13
                  ----------------------------------------------------
 Total                      197     11        -      3            205
                  ====================================================






                    California Pizza Kitchen, Inc.
                       Supplemental Information

                                                            Cost of
                                                 (,000)       Sales
                             Weekly    (,000)   Cost of       as a
 Fourth Quarter   # of        Sales  Restaurant  Sales      Percentage
  2006            Stores     Average   Sales       (1)      of Sales
 ---------------------------------------------------------------------

 Full Service
  Restaurants
   Q4, 2006         167 (2)  65,858    139,478  113,147      81.1%
   Q4, 2005         151      62,801    120,964   97,674      80.7%
   Year over year
    change                      4.9%      15.3%    15.8%      (40) bps

 ASAP Restaurants
   Q4, 2006           9      33,895      3,467    3,179      91.7%
   Q4, 2005           5      30,282      1,947    1,699      87.3%
   Year over year
    change                     11.9%      78.1%    87.1%     (440) bps

 LA Food Show
   Q4, 2006           1      79,024      1,027      923      89.9%
   Q4, 2005           1      68,958        896      821      91.6%
   Year over year
    change                     14.6%      14.6%    12.4%      170  bps

 Total
  restaurants
   Q4, 2006         177      64,471    143,972  117,249 (3)  81.4%
   Q4, 2005         157      61,798    123,807  100,194      80.9%
   Year over year
    change                      4.3%      16.3%    17.0%      (50) bps

(1) Cost of sales includes food, beverage and paper supplies, labor, and direct operating and occupancy costs.
(2) Includes one store which closed on December 24, 2006.
(3) Cost of sales includes approximately $210,000, or 20 basis points, of stock-based compensation in the fourth quarter of 2006 compared to none in the fourth quarter of 2005.




                    California Pizza Kitchen, Inc.
                       Supplemental Information

                                                            Cost of
                                                (,000)        Sales
                            Weekly    (,000)   Cost of        as a
 Fiscal Year     # of        Sales  Restaurant  Sales       Percentage
  2006           Stores     Average   Sales       (1)       of Sales
 ---------------------------------------------------------------------

 Full Service
  Restaurants
   YTD, 2006       167 (2)  65,406    532,527  430,419       80.8%
   YTD, 2005       151      62,383    465,190  376,419       80.9%
   Year over
    year change                4.8%      14.5%    14.3%        10  bps

 ASAP
  Restaurants
   YTD, 2006         9      35,081     11,436   10,095       88.3%
   YTD, 2005         5      29,592      7,106    6,302       88.7%
   Year over
    year change               18.5%      60.9%    60.2%        40  bps

 LA Food Show
   YTD, 2006         1      77,011      4,005    3,636       90.8%
   YTD, 2005         1      67,834      2,442    2,337       95.7%
   Year over
    year change               13.5%      64.0%    55.6%       490  bps

 Total
  restaurants
   YTD, 2006       177      64,317    547,968  444,150 (3)   81.1%
   YTD, 2005       157      61,390    474,738  385,058       81.1%
   Year over
    year change                4.8%      15.4%    15.3%         -  bps

(1) Cost of sales includes food, beverage and paper supplies, labor, and direct operating and occupancy costs.
(2) Includes one store which closed on December 24, 2006.
(3) Cost of sales includes approximately $917,000, or 20 basis points, of stock-based compensation in the twelve months ended December 31, 2006 compared to none in the twelve months ended January 1, 2006.

    CONTACT: California Pizza Kitchen, Inc.
             Sarah Grover (media) / Sue Collyns (investors)
             310-342-5000